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                                                                      Exhibit 21


Subsidiaries of Registrant

         The Trust conducts substantially all of its real estate ownership activities through PREIT Associates, L.P., a Delaware limited partnership (the "Operating Partnership"), of which the Trust is the sole general partner and PREIT Property Trust, a Pennsylvania business trust and wholly-owned subsidiary of the Trust, is the majority limited partner.

         The Operating Partnership and/or its affiliates own an interest in the following partnerships:


                                                                                        Aggregate
Names of Partnership                            State of Organization               Percentage Owned*
--------------------                            ---------------------               ----------------

Bailey Associates                                         PA                               50%

Cambridge Apartments                                      PA                               50

Countrywood Apartments Limited                            FL                               50
Partnership

Eagles Nest Associates                                    FL                               50

Elizabethtown Associates                                  PA                               50

Forestville Plaza Shopping Center                         MA                              100
Limited Partnership

Fox Run Apartments                                        PA                               50

Fox Run Del Associates                                    DE                               50

Gateway Mall Associates                                   FL                               60

GP Stores Limited Partnership                             FL                              100

Mall Corners Ltd.                                         GA                               19

Mall Corner II, Ltd.                                      GA                               11(1)

Jacksonville Associates                                   FL                              100

Laurel Mall Associates                                    PA                               40

Lehigh Valley Associates                                  PA                               50

MC Associates                                             FL                              100

New Regency Hilltop Associates                            VA                               65


                                                                                        Aggregate
Names of Partnership                            State of Organization               Percentage Owned*
--------------------                            ---------------------               ----------------

Oxford Valley Road Associates                             PA                               50

Palmer Park Mall Venture                                  PA                               50

PR Shenandoah Limited Partnership                         FL                              100

PR 8000 Airport Highway, L.P.                             PA                              100

PR 8000 National Highway, L.P.                            PA                              100

Rancocas Limited Partnership                              NJ                               75

Regency Associates                                        NE                               50

Rio Grande Venture                                        PA                               50

Turren Associates                                         FL                               50

Windsong Apartments Limited                               FL                               40
Partnership

ALRO Associates, L.P.                                     DE                               50

PREIT Associates, L.P.                                    DE                             93.1

PR Elizabethtown, L.P.                                    PA                              100

PR Fox Run, L.P.                                          PA                              100

PR Laurel Mall, L.P.                                      PA                              100

PR Palmer Park, L.P.                                      PA                              100

PR Rio Mall Limited Partnership                           PA                              100

PR Springfield Associates, L.P.                           PA                              100

PR Warrington, L.P.                                       PA                              100

PR Will-O-Hill, L.P.                                      PA                              100

Will-O-Hill Apartments                                    PA                               50



* By the Operating Partnership, the Registrant owns approximately 93.1% of the Operating Partnership.

(1) To be acquired in December 1997.



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         The Trust owns 100% of the shares of the following corporations:



Names of Subsidiaries                                 State of Organization
---------------------                                 ---------------------

Berdel, Inc.                                                   DE

Berfla, Inc.                                                   FL

Blanding, Inc.                                                 FL

Burren, Inc.                                                   FL

Larmes, Inc.                                                   DE

PR Countrywood Inc.                                            FL

PR West Palm Inc.                                              FL

PR VA Regency Inc.                                             VA

PR Windsong Inc.                                               FL

RA Inc.                                                        NE

Stones Inc.                                                    FL

PR Mandarin, Inc.                                              FL

PR Forestville Inc.                                            MD



         The Operating Partnership is the sole beneficiary of the following Pennsylvania business trusts:


Name of Trust                                         State of Organization
-------------                                         ---------------------

PR Elizabethtown Trust                                         PA

PR Fox Run Trust                                               PA

PR Laurel Mall Trust                                           PA

PR Metroplex Trust                                             PA

PR Northeast Trust                                             PA

PR Oxford Valley Trust                                         PA

PR Palmer Park Trust                                           PA

Name of Trust                                         State of Organization
-------------                                         ---------------------


PR Red Rose Trust                                              PA

PR Springfield Trust                                           PA

PR Warrington Trust                                            PA

PR Will-O-Hill Trust                                           PA




         The Operating Partnership has a member interest in the following Delaware limited liability companies:


                                     State of Organization      Percentage Owned
                                     ---------------------      ----------------
Subsidiary LLC
--------------

PR Christiana LLC                             DE                       100

PR Cobblestone LLC                            DE                       100

PR Concord LLC                                DE                       100

PR Countrywood LLC                            DE                       100

PR Forestville LLC                            DE                       100

PR Hillview LLC                               DE                       100

PR Howell LLC                                 DE                       100

Howell LLC                                    DE                        50

PR Interstate Container LLC                   DE                       100

PR Magnolia LLC                               DE                       100

PR Mandarin Conners LLC                       DE                       100

PR North Darthmouth LLC                       DE                       100

PR Regency Associates LLC                     DE                       100

PR Rio Mall LLC                               DE                       100

PR South Blanding LLC                         DE                       100

PR Windsong LLC                               DE                       100

PR 8000 Airport Highway LLC                   DE                       100

PR 8000 National Highway LLC                  DE                       100



         The Operating Partnership owns all of the non-voting shares of PREIT-RUBIN, Inc., a Pennsylvania corporation, representing 95% of the equity of such Pennsylvania corporation. PREIT- RUBIN, Inc. owns all of the shares of The Rubin Organization-Illinois, Inc., an Illinois corporation.

         The Trust is the sole beneficiary of PREIT Property Trust, a Pennsylvania business trust.